UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 2, 2017

Cobalt International Energy, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34579	27-0821169
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Cobalt Center 920 Memorial City Way, Suite 100 Houston, Texas	77024
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 579-9100

N/A

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07.	Submission of Matters to a Vote of Security Holders.

The annual meeting of the stockholders of Cobalt International Energy, Inc. (the “Company”) was held on May 2, 2017. There were 448,309,776 shares of common stock entitled to vote at the meeting and a total of 396,224,172 shares of common stock (approximately 88%) were represented at the meeting.

The proposals voted upon at the annual meeting and the final results of the vote on each proposal were as follows:

Proposal 1 – The approval of the proposed amendment to the Company’s Amended and Restated Certificate of Incorporation to provide for the declassification of the Company’s board of directors

The amendment was approved by a vote of the stockholders as follows:

For	Against	Abstain	Broker Non-Votes
346,048,047	2,122,210	354,049	47,699,866

Proposal 2 – The election of two directors to serve a one-year term until the 2018 Annual Meeting of Stockholders, or until their respective successors are duly elected and qualified

Each nominee for director was elected by a vote of the stockholders as follows:

Nominees	For	Against	Abstain	Broker Non-Votes
Kenneth W. Moore	346,577,929	1,759,341	187,036	47,699,866
Myles W. Scoggins	346,519,922	1,772,484	231,900	47,699,866

Proposal 3 – The ratification of the appointment of Ernst & Young LLP, as the Company’s independent auditors for the fiscal year ending December 31, 2017

The proposal was approved by a vote of the stockholders as follows:

For	Against	Abstain
392,747,605	2,005,435	1,471,132

Proposal 4 – Advisory vote on the frequency of executive compensation advisory vote

The stockholders approved on an advisory, non-binding basis, that an advisory vote on the compensation of the Company’s named executive officers should take place every year as follows:

One-Year	Two-Year	Three-Year	Abstain
335,714,973	380,996	12,060,085	368,252

The Company’s board of directors, taking into account various considerations, including the non-binding advisory vote of the Company’s shareholders on the frequency of the advisory vote on executive compensation at the Company’s 2017 Annual General Meeting of Shareholders, determined that the Company will hold a non-binding advisory vote on executive compensation on an annual basis.

Proposal 5 – Advisory vote on executive compensation to approve the compensation of the Company’s named executive officers as disclosed in its proxy statement

The stockholders approved on an advisory, non-binding basis, the compensation of the Company’s named executive officers as follows:

For	Against	Abstain	Broker Non-Votes
342,014,888	5,973,929	535,489	47,699,866

Proposal 6 – The approval of the Company’s Second Amended and Restated Non-Employee Directors Compensation Plan

The Company’s Amended and Restated Non-Employee Directors Compensation Plan was approved by a vote of the stockholders as follows:

For	Against	Abstain	Broker Non-Votes
332,086,957	16,089,479	347,870	47,699,866

*	One of the proxy advisory firms recommended against Proposal 6 because the Company’s Second Amended and Restated Non-Employee Directors Compensation Plan (the “Plan”) permits the granting of performance-based awards. No performance-based awards have been granted under the prior plan, nor does the Company intend to grant any performance-based awards under the Plan in the future.

Proposal 7 – The approval of a proposed amendment to the Company’s Amended and Restated Certificate of Incorporation to effect, solely at the discretion of the board of directors, a reverse stock split and proportionate reduction in the number of authorized shares of common stock

The proposed amendment was approved by a vote of the stockholders as follows:

For	Against	Abstain
389,535,914	4,930,581	1,757,677

This Current Report on Form 8-K contains includes “forward-looking statements” within the meaning of the federal securities laws, including the safe harbor provisions of the Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 — that is, statements related to future, not past, events. Forward-looking statements are based on current expectations and include any statement that does not directly relate to a current or historical fact. In this context, forward-looking statements often address Cobalt’s expected future business and financial performance, and often contain words such as “anticipate,” “believe,” “may,” “will,” “aim,” “estimate,” “continue,” “intend,” “could,” “expect,” “plan,” and other similar words. These forward-looking statements involve certain risks and uncertainties that ultimately may not prove to be accurate. Actual results and future events could differ materially from those anticipated in such statements. For further discussion of risks and uncertainties, individuals should refer to Cobalt’s SEC filings. Cobalt disclaims any obligation or undertaking, and does not intend, to update these forward-looking statements to reflect events or circumstances occurring after this press release, other than as required by law. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. All forward-looking statements are qualified in their entirety by this cautionary statement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 3, 2017

Cobalt International Energy, Inc.

By:	/s/ Jeffrey A. Starzec
Name:	Jeffrey A. Starzec
Title:	Executive Vice President and General Counsel